EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT


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                         SUBSIDIARIES OF THE REGISTRANT



                             Subsidiary or       Percent of        State of
     Parent                   Organization       Ownership        Incorporation
     ------                   ------------       ---------        -------------

First Robinson Financial   First Robinson          100%              Federal
    Corporation            Savings Bank, N.A

First Robinson Savings     First Robinson          100%              Illinois
    Bank, N.A.             Service Corporation